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                                                                    Exhibit 99.2

                          AMENDMENT NO. 1 TO OFFER TO
                  PURCHASE AND CONSENT SOLICITATION STATEMENT
                        OF MONARCH MARKING SYSTEMS, INC.

                           Offer to Purchase for Cash

             All Outstanding 12-1/2% Senior Notes due July 1, 2003

THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 10, 1997 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED BELOW) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TOTAL CONSIDERATION (AS DEFINED BELOW). TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE CONSENT DATE (AS DEFINED BELOW) BUT, SUBJECT TO LIMITED EXCEPTIONS, NOT THEREAFTER. THE "CONSENT DATE" WILL OCCUR ON THE DATE WHICH IS ONE BUSINESS DAY FOLLOWING THE PUBLIC ANNOUNCEMENT (BY PRESS RELEASE) THAT THE COMPANY HAS RECEIVED DULY EXECUTED CONSENTS FROM HOLDERS REPRESENTING 75% IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING OR, AT THE OPTION OF THE COMPANY, DULY EXECUTED CONSENTS FROM HOLDERS REPRESENTING A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING.


         Amendment No. 1 to the Offer to Purchase and Consent Solicitation Statement of Monarch Marking Systems, Inc., dated as of March 13, 1997 (the "Statement").

         Subject to the terms and conditions set forth in the Statement, Monarch Marking Systems, Inc., a Delaware corporation (the "Company"), has offered (the "Tender Offer") to purchase for cash all of its outstanding 12-1/2% Senior Notes due July 1, 2003 (the "Notes") and has solicited consents to the adoption of the proposed amendments to the indenture, dated as of June 29, 1995, between the Company, as Issuer, and Fleet National Bank, as Trustee, pursuant to which the Notes were issued.

         The Company wishes to amend the Tender Offer as set forth below. Reference is made to the "Expiration Date; Extension; Amendment; Termination" provision of the Statement in which the Company expressly reserved the right to amend any term of the Tender Offer and the Solicitation and modify the Total Consideration.

         Capitalized terms not otherwise defined herein have the meanings set forth in the Statement.

         1. The consideration to be paid pursuant to the Tender Offer and Solicitation as set forth in the Statement is hereby amended and restated in its entirety to read as follows:

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                  The consideration for each $1,000 principal amount of Notes tendered pursuant to the Tender Offer and Solicitation shall be equal to (i) the greater of (A) $1,167.50 or (B) the price (calculated as described on Schedule I to this Statement) equal to the present value of the Notes on the Payment Date (as defined below) determined on the basis of a yield (the "Tender Offer Yield") to June 30, 1999, which is the day immediately preceding the earliest redemption date of the Notes (the "Earliest Redemption Date"), equal to the sum of
                  (x) the yield on the 6-3/4% U.S. Treasury Note due June 30, 1999 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 P.M., New York City time, on March 26, 1997, the tenth business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as currently displayed on the Bloomberg Government Pricing Monitor on "Page PX5" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 75 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Notes), plus (ii) accrued and unpaid interest, if any, up to, but not including, the Payment Date (the consideration referred to in clauses (i) and (ii) being hereafter referred to as the "Total Consideration"), minus (iii) $20.00 per Note, which is equal to the Consent Payment, as defined below (the Total Consideration minus the Consent Payment being hereafter referred to as the "Tender Offer Consideration"), payable on the date that the Notes are accepted for payment pursuant to the Tender Offer and Solicitation (the "Acceptance Date"). Pursuant to the terms of the Indenture, the earliest date upon which the Notes may be redeemed is July 1, 1999, at a price equal to 106.250% of the principal amount of the Notes. In the event the Tender Offer and Solicitation is extended for any period longer than ten business days from the previously scheduled Expiration Date, a new Price Determination Date will be established, which will be the tenth business day immediately preceding the Expiration Date as so extended.

                  In conjunction with the Tender Offer, the Company hereby solicits (the "Solicitation") consents to the adoption of the proposed amendments to the indenture, dated as of June 29, 1995, between the Company, as Issuer, and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee (the "Trustee"), pursuant to which the Notes were issued (as supplemented through the date hereof, the "Indenture"). Subject to the terms and conditions set forth in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay to each holder of Notes (a "Holder") who validly tenders Notes and thereby delivers Consents to the Proposed Amendments on or prior to 12:00 midnight, New York City time, on the Expiration Date, an amount in cash equal to 2% of the principal amount ($20 per $1,000 principal amount) of the Notes for which Consents have been validly delivered and not validly revoked (the "Consent Payment"), with such payment to be made promptly following the Acceptance Date if, but only if, the Notes are

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                  accepted for payment pursuant to the terms of the Offer. If a
                  Holder's Notes are not properly tendered pursuant to the Offer on or prior to 12:00 midnight, New York City time on the Expiration Date (and Consents thereby delivered with respect to such Notes), such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Notes that are not purchased in the Offer. Adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to tender Notes in the Offer. See "Certain Significant Considerations" and "Proposed Amendments to the Indenture."

         2. The "Sale of Notes Pursuant to the Tender Offer" section of the "Certain Federal Income Tax Considerations" provision of the Statement is hereby amended and restated in its entirety to read as follows:

SALE OF NOTES PURSUANT TO THE TENDER OFFER

                  A sale of Notes by a Holder pursuant to the Tender Offer will be a taxable transaction to such Holder for federal income tax purposes. A Holder will generally recognize capital gain (subject to the market discount rules discussed below) or loss on the sale of a Note in an amount equal to the difference between (i) the amount of cash received for such Note, other than the portion of such amount that is properly allocable to accrued but unpaid interest, which will be taxed as ordinary income, and (ii) the Holder's "adjusted tax basis" for such Note at the time of the sale. Such capital gain or loss will be long-term if the Holder held the Note for more than one year at the time of such sale. Generally, a Holder's adjusted tax basis for a Note will be equal to the cost of the Note to such Holder, less principal payments received on the Note. If applicable, a Holder's tax basis in a Note also would be increased by any market discount previously included in income by such Holder pursuant to an election to include market discount in gross income currently as it accrues, and would be reduced by the accrual of amortizable bond premium which the Holder has previously elected to deduct from gross income on an annual basis. Certain limitations exist on the deduction of capital losses by both corporations and individual tax payers. Tendering Holders of Notes should consult their own tax advisors with respect to the tax consequences to them of the receipt of cash in a sale pursuant to the Tender Offer.

         An exception to the capital gain treatment described above may apply to a Holder who purchased a Note at a "market discount." Subject to a statutory de minimis exception, market discount is the excess of the "face amount" of such Note over the Holder's tax basis in such Note immediately after its acquisition by such Holder. In general, unless the Holder has elected to include market discount in income currently as it accrues, any gain realized by a Holder on the sale of a Note having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the Holder, on a constant interest basis) while such Note was held by the Holder.


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Consent Payment

         Although there is no legal authority directly on point, the Consent Payment may be treated as either (i) additional consideration in exchange for the tendered Notes, in which case such amounts would be taken into account in determining the amount of capital gain or loss on the exchange (see "Sale of Notes Pursuant to the Tender Offer" above) or (ii) separate consideration for consenting to the Proposed Amendments.

         In the event that the Consent Payment is treated as separate consideration for consenting to the Proposed Amendments, Holders who receive the Consent Payment might be treated as receiving either (i) additional interest with respect to the Notes or (ii) a fee for consenting to certain transactions or waiving certain rights. In either case, the Consent Payment would be taxable to such Holders as ordinary income in an amount equal to the cash received. The Company intends to treat the Consent Payment as a fee for consenting to certain transactions or waiving certain rights.

         3. Except as otherwise amended by this Amendment No. 1 to the Statement, the Statement shall remain in full force and effect.

         NEITHER THE COMPANY NOR THE DEALER MANAGER MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE TENDER OFFER OR PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS IN RESPONSE TO THE SOLICITATION.

                  Any questions or requests for assistance may be directed to the Dealer Manager at its address and telephone number set forth below. Requests for additional copies of this Amendment No. 1 to the Statement, the Statement, the Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Dealer Manager. Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Tender Offer and the Solicitation.

        The Dealer Manager for the Tender Offer and the Solicitation is:

                            BT Securities Corporation
                             One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                                 (212) 775-2467
                        Attn: High Yield Capital Markets

     The date of this Amendment No. 1 to the Offer to Purchase and Consent Solicitation Statement of Monarch Marking Systems, Inc. is March 20, 1997.


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